As filed with the Securities and Exchange Commission on March 30, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________________________________________________________

Smartsheet Inc.
(Exact name of registrant as specified in its charter)

Washington	20-2954357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10500 NE 8th Street, Suite 1300
Bellevue, WA 98004
(Address of Principal Executive Offices) (Zip Code)

2018 Equity Incentive Plan
2018 Employee Stock Purchase Plan
(Full title of the plans)

_____________________________________________________________________________________________

Mark P. Mader
President and Chief Executive Officer
Smartsheet Inc.
10500 NE 8th Street, Suite 1300
Bellevue, WA 98004
(425) 324-2360
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Alan C. Smith James D. Evans Katherine K. Duncan Fenwick & West LLP 1191 Second Avenue, Floor 10 Seattle, WA 98101 (260) 389-4510	Paul T. Porrini Chief Legal Officer Smartsheet Inc. 10500 NE 8th Street, Suite 1300 Bellevue, WA 98004 (425) 324-2360

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, no par value per share
- To be issued under the 2018 Equity Incentive Plan	6,163,646(2)	$62.43(3)	$384,796,420(3)	$41,982
- To be issued under the 2018 Employee Stock Purchase Plan	1,232,730(4)	$53.07(5)	$65,420,982(5)	$7,138
TOTAL	7,396,376		$450,217,402	$49,120

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.

(2)
Represents an automatic increase to the number of shares available for issuance under the 2018 Equity Incentive Plan (the “2018 Plan”) effective February 1, 2021. Shares available for issuance under the 2018 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 27, 2018, April 8, 2019, and March 31, 2020 (Registration Nos. 333-224501, 333-230773, and 333-237510).

(3)	Estimated under Rules 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on March 26, 2021.

(4)
Represents an automatic increase to the number of shares available for issuance under the 2018 Employee Stock Purchase Plan (the “ESPP”) effective as of February 1, 2021. Shares available for issuance under the ESPP were previously registered on registration statements on Form S-8 filed with the Commission on April 27, 2018, April 8, 2019, and March 31, 2020 (Registration Nos. 333-224501, 333-230773, and 333-237510).

(5)	Estimated under Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on March 26, 2021 multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Smartsheet Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 6,163,646 additional shares of Registrant’s Class A Common Stock under the Registrant’s 2018 Plan and 1,232,730 additional shares of Registrant’s Class A Common Stock under the Registrant's ESPP, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on April 27, 2018 (Registration No. 333-224501), the Registrant’s registration statement on Form S-8 filed with the Commission on April 8, 2019 (Registration No. 333-230773), and the Registrant's registration statement on Form S-8 filed with the Commission on March 31, 2020 (Registration No. 333-237510). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2021, filed with the Commission on March 25, 2021, pursuant to Section 13 of the Exchange Act;
(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(c)
the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-38464) filed with the Commission on April 23, 2018 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 23B.08.510 of the Washington Business Corporation Act (the “WBCA”) authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving them as a result of their services as an officer or director. Section 23B.08.560 of the WBCA authorizes a corporation by provision in its articles of incorporation to agree to indemnify a director and obligate itself to advance or reimburse expenses without regard to the provisions of Sections 23B.08.510 through .550 subject to certain limitations.

As permitted by the WBCA, the Registrant’s amended and restated articles of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

◦acts or omissions of a director that involve intentional misconduct or a knowing violation of law;
◦conduct in violation of Section 23B.08.310 of the WBCA (relating to unlawful distributions); or

◦any transaction from which a director personally received a benefit in money, property, or services to which such director is not legally entitled.

As permitted by the WBCA, the Registrant’s amended and restated bylaws provide that:

◦the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the WBCA, subject to very limited exceptions;
◦the Registrant may indemnify its other employees and agents as set forth in the WBCA;
◦the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the WBCA, subject to very limited exceptions; and
◦the rights conferred in the restated bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is a pending litigation involving a former director of the Registrant for which indemnification is being sought. Reference is also made to the underwriting agreement filed as Exhibit 1.1 to the Form S-1 (File No. 333-223914) for the Registrant’s initial public offering and the underwriting agreement filed as Exhibit 1.1 to the Form S-3 (File No. 333-232041) for the Registrant’s follow-on offering, which provide for the indemnification of officers, directors, and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act. The indemnification provisions in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws, and the indemnification agreements entered into or to be entered into between the Registrant, the underwriters and each of the Registrants directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant has directors’ and officers’ liability insurance for its directors and officers.

Certain of the Registrant’s directors are also indemnified by their employers with regard to their service on the Registrant’s board of directors.

See also the undertakings set out in response to Item 9 of this Registration Statement.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith:

	Exhibit Description	Incorporated by Reference
Exhibit Number		Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Articles of Incorporation	10-Q	001-38464	3.1	06/12/2018
4.2	Amended and Restated Bylaws	10-Q	001-38464	3.2	06/12/2018
4.3	Form of Class A common stock certificate of the Registrant	S-1/A	333-222914	4.1	04/16/2018
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X
23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X
24.1	Power of Attorney (included on the signature page of this Registration Statement)					X
99.1	2018 Equity Incentive Plan, and forms of award agreements thereunder	S-1/A	333-222914	10.4	04/16/2018
99.2	2018 Employee Stock Purchase Plan and form of subscription agreement thereunder	S-1/A	333-222914	10.5	04/16/2018

Item 9. Undertakings.

A.    The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers, or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (A)(1)(i) and (A)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this March 30, 2021.

SMARTSHEET INC.

By:	/s/ Mark P. Mader
Mark P. Mader Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark P. Mader and Paul T. Porrini, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date
/s/ Mark P. Mader	Chief Executive Officer and President	March 30, 2021
Mark P. Mader	(Principal Executive Officer)

/s/ Pete Godbole	Chief Financial Officer and Treasurer	March 30, 2021
Pete Godbole	(Principal Financial and Accounting Officer)

/s/ Geoffrey T. Barker	Chair of the Board of Directors	March 30, 2021
Geoffrey T. Barker

/s/ Alissa Abdullah	Director	March 30, 2021
Alissa Abdullah

/s/ Brent Frei	Director	March 30, 2021
Brent Frei

/s/ Elena Gomez	Director	March 30, 2021
Elena Gomez

/s/ Michael Gregoire	Director	March 30, 2021
Michael Gregoire

/s/ Matthew McIlwain	Director	March 30, 2021
Matthew McIlwain

/s/ Rowan Trollope	Director	March 30, 2021
Rowan Trollope

/s/ James N. White	Director	March 30, 2021
James N. White

/s/ Magdalena Yesil	Director	March 30, 2021
Magdalena Yesil